Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 10, 2006, with respect to the consolidated financial statements of Alderwoods Group, Inc., the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading “Experts” in the prospectus.
KPMG LLP
Vancouver, Canada
September 27, 2006